Exhibit 10.1

EXECUTION VERSION

APOLLO REALTY INCOME SOLUTIONS, INC.,

ARIS OPERATING PARTNERSHIP, L.P.

and

ARIS MANAGEMENT, LLC

SECOND AMENDED AND RESTATED

ADVISORY AGREEMENT

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

THIS SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), dated as of the 21st day of February, 2023, is by and among Apollo Realty Income Solutions, Inc., a Maryland corporation (together with its subsidiaries, the “Company”), ARIS Operating Partnership L.P., a Delaware limited partnership (together with its subsidiaries, the “Operating Partnership”) and ARIS Management, LLC, a Delaware limited liability company (the “Adviser”). This Agreement amends and restates the Amended and Restated Advisory Agreement dated as of November 22, 2022, which amended and restated the Advisory Agreement dated as of June 29, 2022, which became effective as of the date the Registration Statement (as defined below) was declared effective by the Securities and Exchange Commission (the “Effective Date”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H

WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all Investments through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Adviser and to have the Adviser undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Adviser is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” shall have the meaning set forth in the Charter.

“Adviser” shall mean ARIS Management, LLC, a Delaware limited liability company.

“Adviser Expenses” shall have the meaning set forth in Section 11(b).

“Affiliate” shall have the meaning set forth in the Charter.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Apollo” means, collectively, Apollo Global Management, Inc., a Delaware corporation, and any Affiliate thereof.

“Average Invested Assets” shall have the meaning set forth in the Charter.

“Board” shall mean the board of directors of the Company, as of any particular time.

“Business Day” shall have the meaning set forth in the Charter.

“Bylaws” shall mean the bylaws of the Company, as amended from time to time.

“Cause” shall mean, with respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by the Adviser in connection with performing its duties hereunder.

“CEA” shall mean the U.S. Commodities Exchange Act, as amended.

“Change of Control” shall mean any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% or more of the combined voting power of Company’s or the Operating Partnership’s then outstanding securities, respectively; provided that a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.

“Charter” shall mean the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

“Class A-I Common Shares” shall have the meaning set forth in the Charter.

“Class A-II Common Shares” shall have the meaning set forth in the Charter.

“Class A-III Common Shares” shall have the meaning set forth in the Charter.

“Class D Common Shares” shall have the meaning set forth in the Charter.

“Class E Common Shares” shall have the meaning set forth in the Charter.

“Class F-D Common Shares” shall have the meaning set forth in the Charter.

“Class F-I Common Shares” shall have the meaning set forth in the Charter.

“Class F-S Common Shares” shall have the meaning set forth in the Charter.

“Class I Common Shares” shall have the meaning set forth in the Charter.

“Class S Common Shares” shall have the meaning set forth in the Charter.

“Class A-I NAV Per Share” shall have the meaning set forth in the Charter.

“Class A-II NAV Per Share” shall have the meaning set forth in the Charter.

“Class A-III NAV Per Share” shall have the meaning set forth in the Charter.

“Class D NAV Per Share” shall have the meaning set forth in the Charter.

“Class E NAV Per Share” shall have the meaning set forth in the Charter.

“Class F-D NAV Per Share” shall have the meaning set forth in the Charter.

“Class F-I NAV Per Share” shall have the meaning set forth in the Charter.

“Class F-S NAV Per Share” shall have the meaning set forth in the Charter.

“Class I NAV Per Share” shall have the meaning set forth in the Charter.

“Class S NAV Per Share” shall have the meaning set forth in the Charter.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commencement Date” shall mean the date on which the Company breaks escrow for its initial Offering.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Management Fee” shall have the meaning set forth in Section 10(a).

“Director” shall mean a member of the Board.

“Distributions” shall have the meaning set forth in the Charter.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Excess Amount” shall have the meaning set forth in Section 13.

“Exchange Act” shall have the meaning set forth in the Charter.

“Expense Year” shall have the meaning set forth in Section 13.

“GAAP” shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

“Gross Proceeds” shall mean the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions. The purchase price of any Class S Common Share, Class D Common Share, Class F-S Common Share, Class F-D Common Share, Class A-I Common Share, Class A-II Common Share or Class A-III Common Share, without any duplication, shall be deemed to be the full, non-discounted offering price at the time of purchase of each such Class S Common Share, Class D Common Share, Class F-S Common Share, Class F-D Common Share, Class A-I Common Share, Class A-II Common Share or Class A-III Common Share.

“Independent Appraiser” shall have the meaning set forth in the Charter.

“Independent Director” shall have the meaning set forth in the Charter.

“Initial Investment” shall have the meaning set forth in Section 23.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Guidelines” shall mean the investment guidelines adopted by the Board, as amended from time to time, pursuant to which the Adviser has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.

“Investments” shall mean any investments by the Company or the Operating Partnership, directly or indirectly, in Real Property, Real Estate-Related Assets or other assets.

“Joint Ventures” shall have the meaning set forth in the Charter.

“Management Fee” shall have the meaning set forth in Section 10(a).

“Mortgages” shall have the meaning set forth in the Charter.

“NASAA REIT Guidelines” shall have the meaning set forth in the Charter.

“NAV” shall mean the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“Net Income” shall have the meaning set forth in the Charter.

“Offering” shall have the meaning set forth in the Charter.

“OP Management Fee” shall have the meaning set forth in Section 10(a).

“Operating Partnership” shall have the meaning set forth in the preamble of this Agreement.

“Operating Partnership Agreement” shall mean the Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

“Organization and Offering Expenses” shall have the meaning set forth in the Charter.

“Other Apollo Accounts” shall mean investment funds, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised and/or managed by Apollo, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Apollo side-by-side or additional general partner investments with respect thereto).

“Person” shall mean an individual, corporation, business trust, estate, trust, partnership, joint venture, limited liability company or other legal entity.

“Prospectus” shall have the meaning set forth in the Charter.

“Real Estate-Related Assets” shall mean any investments by the Company or the Operating Partnership in Mortgages and Real Estate-Related Securities.

“Real Estate-Related Securities” shall have the meaning set forth in the Charter.

“Real Property” shall have the meaning set forth in the Charter.

“Registration Statement” shall mean the registration statement on Form S-11, as may be amended from time to time, of the Company filed with the Securities and Exchange Commission related to the registration of the Shares for the Company’s initial Offering.

“REIT” shall have the meaning set forth in the Charter.

“Securities Act” shall have the meaning set forth in the Charter.

“Selling Commissions” shall have the meaning set forth in the Charter.

“Services” shall have the meaning set forth in Section 8(c).

“Shares” shall have the meaning set forth in the Charter.

“Stockholder Servicing Fee” shall have the meaning set forth in the Charter.

“Stockholders” shall have the meaning set forth in the Charter.

“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Total Operating Expenses” shall have the meaning set forth in the Charter.

“2%/25% Guidelines” shall have the meaning set forth in the Charter.

“Valuation Guidelines” shall mean the valuation guidelines adopted by the Board, as amended from time to time.

Section 2. Appointment. Each of the Company and the Operating Partnership hereby appoints the Adviser to serve as its investment adviser on the terms and conditions set forth in this Agreement, and the Adviser hereby accepts such appointment. By accepting such appointment, the Adviser acknowledges that it has a contractual and fiduciary responsibility to the Company and the Stockholders. Except as otherwise provided in this Agreement, the Adviser hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein, provided that the Company reimburses the Adviser for costs and expenses in accordance with Section 11 hereof.

Section 3. Duties of the Adviser. Subject to the oversight of the Board and the terms and conditions of this Agreement (including the Investment Guidelines) and consistent with the provisions of the Company’s most recent Prospectus for the Shares, the Charter and Bylaws and the Operating Partnership Agreement, the Adviser will have plenary authority with respect to the management of the business and affairs of the Company and the Operating Partnership and will be responsible for implementing the investment strategy of the Company and the Operating Partnership. The Adviser will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Company and the Operating Partnership as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

(a) serving as an advisor to the Company and the Operating Partnership with respect to the establishment and periodic review of the Investment Guidelines for the Company’s and the Operating Partnership’s investments, financing activities and operations;

(b) sourcing, evaluating and monitoring the Company’s and Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of the Company’s and Operating Partnership’s assets, in accordance with the Company’s Investment Guidelines, policies and objectives and limitations, subject to oversight by the Board;

(c) with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of Investments, conducting negotiations on the Company’s and Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

(d) providing the Company with portfolio management and other related services;

(e) serving as the Company’s advisor with respect to decisions regarding any of the Company’s financings, hedging activities or borrowings undertaken by the Company, including (1) assisting the Company in developing criteria for debt and equity financing that is specifically tailored to the Company’s investment objectives, (2) advising the Company with respect to obtaining appropriate financing for the Investments (which, in accordance with applicable law and the terms and conditions of this Agreement and the Charter, Bylaws and the Operating Partnership Agreement, may include financing by the Adviser or its Affiliates) and (3) negotiating and entering into, on the Company’s and Operating Partnership’s behalf, financing arrangements (including one or more credit facilities), repurchase agreements, interest rate or currency swap agreements, hedging arrangements, foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with the Company’s and Operating Partnership’s activities;

(f) engaging and supervising, on the Company’s and Operating Partnership’s behalf and at the Company’s and Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents and other service providers (which may include Affiliates of the Adviser) that provide various services with respect to the Company and Operating Partnership, including, without limitation, on-site managers, building and maintenance personnel, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including custody and transfer agent and registrar services) as may be required relating to the Company’s and Operating Partnership’s activities or investments (or potential Investments);

(g) coordinating and managing operations of any Joint Venture or co-investment interests held by the Company or Operating Partnership and conducting matters with the Joint Venture or co-investment partners;

(h) communicating on the Company’s and Operating Partnership’s behalf with the holders of any of the Company’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(i) advising the Company in connection with policy decisions to be made by the Board;

(j) providing the daily management of the Company and the Operating Partnership, including performing and supervising the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership;

(k) engaging one or more subadvisors with respect to the management of the Company and Operating Partnership, including, where appropriate, Affiliates of the Adviser;

(l) evaluating and recommending to the Board hedging strategies and engaging in hedging activities on the Company’s and Operating Partnership’s behalf, consistent with the Company’s qualification as a REIT and with the Investment Guidelines;

(m) investing and reinvesting any moneys and securities of the Company and the Operating Partnership (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to the Company’s stockholders and partners) and advising the Company as to the Company’s and Operating Partnership’s capital structure and capital raising;

(n) determining valuations for the Company’s Real Properties and Real Estate-Related Assets and calculating, as of the last Business Day of each month, the Class S NAV Per Share, Class D NAV Per Share, Class I NAV Per Share, Class F-S NAV Per Share, Class F-D NAV Per Share, Class F-I NAV Per Share, Class A-I NAV Per Share, Class A-II NAV Per Share, Class A-III NAV Per Share and Class E NAV Per Share in accordance with the Valuation Guidelines, and in connection therewith, obtaining appraisals performed by an Independent Appraiser and other independent third party appraisal firms concerning the value of the Real Properties and obtaining market quotations or conducting fair valuation determinations concerning the value of Real Estate-Related Assets;

(o) providing input in connection with the appraisals performed by the Independent Appraisers, including periodic asset and portfolio-level information with respect to the Company’s Real Properties and Real Estate-Related Assets;

(p) monitoring the Company’s Real Properties and Real Estate Related Assets for events that may be expected to have a material impact on the most recent estimated values;

(q) monitoring each Independent Appraiser’s valuation process to ensure that it complies with the Company’s valuation guidelines;

(r) delivering to, or maintaining on behalf of, the Company copies of appraisals obtained in connection with the investments in any Real Property;

(s) in the event that the Company is a commodity pool under the CEA, acting as the Company’s commodity pool operator for the period and on the terms and conditions set forth in this Agreement, including, for the avoidance of doubt, the authority to make any filings, submissions or registrations (including for exemptive or “no action” relief) to the extent required or desirable under the CEA (and the Company hereby appoints the Adviser to act in such capacity and the Adviser accepts such appointment and agrees to be responsible for such services);

(t) placing, or arranging for the placement of, orders of Real Estate-Related Assets pursuant to the Adviser’s investment determinations for the Company and the Operating Partnership either directly with the issuer or with a broker or dealer (including any Affiliated broker or dealer);

(u) making from time to time, or at any time reasonably requested by the Board, reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Adviser or any of its Affiliates;

(v) advising the Company regarding the Company’s ability to elect REIT status, and thereafter maintenance of the Company’s status as a REIT, and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;

(w) taking all necessary actions to enable the Company and the Operating Partnership to make required tax filings and reports, including soliciting Stockholders for required information to the extent provided by the REIT provisions of the Code;

(x) taking all necessary actions to enable the Company and the Operating Partnership to maintain their exemptions or exclusions from the status of an investment company required to register under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemptions or exclusions and using commercially reasonable efforts to cause them to maintain such exemptions or exclusions from such status;

(y) assisting the Company in maintaining (i) the registration of the Shares under federal and state securities laws with respect to any Offering and complying with all federal, state and local regulatory requirements applicable to the Company with respect to any Offering and the Company’s business activities (including the Sarbanes-Oxley Act of 2002, as amended), including, with respect to any Offering, preparing or causing to be prepared all supplements to the Prospectus, post-effective amendments to the registration statement for any Offering and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Act and the Exchange Act, (ii) applicable exemptions from registration under federal and state securities laws with respect to any private offering of Shares or other securities of the Company or the Operating Partnership and (iii) compliance with applicable securities regulations associated with any private offering of Shares or other securities of the Company or the Operating Partnership outside of the United States;

(z) performing such other services from time to time in connection with the management of the Company’s investment activities as the Board shall reasonably request and/or the Adviser shall deem necessary or advisable under the particular circumstances.

Section 4. Authority of Adviser.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Adviser the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Adviser, may be necessary or advisable in connection with the Adviser’s duties described in Section 3, including the making of any Investment that fits within the Company’s investment objectives, strategy and guidelines, policies and limitations and within the discretionary limits and authority as granted to the Adviser from time to time by the Board or pursuant to this Agreement.

(b) Notwithstanding the foregoing, any Investment that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. Except as otherwise set forth herein, in the Investment Guidelines or in the Charter, any Investment that fits within the Investment Guidelines may be made by the Adviser on the Company’s or the Operating Partnership’s behalf without the prior approval of the Board or any duly authorized committee of the Board.

(c) The prior approval of a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-Affiliated third parties will be required for each transaction with the Company to which the Adviser or its Affiliates is a party.

(d) The Board will review the Investment Guidelines with sufficient frequency and, upon commencement of the initial Offering, at least annually and may, at any time upon the giving of notice to the Adviser, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Adviser or such later date as is specified by the Board and included in the notice provided to the Adviser and such modification or revocation shall not be applicable to investment transactions to which the Adviser has committed the Company or the Operating Partnership prior to the date of receipt by the Adviser of such notification, or if later, the effective date of such modification or revocation specified by the Board.

(e) The Adviser may procure, for and on behalf, and at the sole cost and expense, of the Company, such services as the Adviser deems necessary or advisable in connection with the management and operations of the Company, which services may be provided by Affiliates of the Adviser; provided that any such services may only be provided by Affiliates to the extent such services are approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-Affiliated third parties. In performing its duties under Section 3, the Adviser shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Adviser at the Company’s sole cost and expense.

Section 5. Bank Accounts. The Adviser may establish and maintain one or more bank accounts in the name of the Company and the Operating Partnership thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, consistent with the Adviser’s authority under this Agreement, provided that no funds shall be commingled with the funds of the Adviser; and the Adviser shall from time to time render, upon request by the Board, its audit committee or the auditors of the Company, appropriate accountings of such collections and payments to the Board, its audit committee and the auditors of the Company, as applicable.

Section 6. Records; Access. The Adviser shall maintain appropriate records of its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Adviser shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

Section 7. Limitations on Activities. The Adviser shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s and the Operating Partnership’s status as entities exempted or excluded from investment company status under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and the Operating Partnership or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Charter, Bylaws or Operating Partnership Agreement. If the Adviser is ordered to take any action by the Board, the Adviser shall seek to notify the Board if it is the Adviser’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Charter, Bylaws or Operating Agreement. Notwithstanding the foregoing, neither the Adviser nor any of its Affiliates shall be liable to the Company, the Operating Partnership, the Board, or the Stockholders for any act or omission by the Adviser or any of its Affiliates, except as provided in Section 20 of this Agreement.

Section 8. Other Activities of the Adviser.

(a) Nothing in this Agreement shall (i) prevent the Adviser or any of its Affiliates, officers, directors, managers, partners or employees from engaging in other businesses or from rendering services of any kind to any other Person, whether or not the investment objectives or policies of any such other Person are similar to those of the Company, including, without limitation, the sponsoring, closing and/or managing of any Other Apollo Accounts, (ii) in any way bind or restrict the Adviser or any of its Affiliates, officers, directors, managers, partners or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any of its Affiliates, officers, directors, managers, partners or employees may be acting, or (iii) prevent the Adviser or any of its Affiliates, officers, directors, managers, partners or employees from receiving fees or other compensation or profits from such activities described in this Section 8(a) which shall be for the sole benefit of the Adviser (and/or its Affiliates, officers, directors, managers, partners or employees). While information and recommendations supplied to the Company shall, in the Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Adviser or any Affiliate of the Adviser to others (including, for greater certainty, the Other Apollo Accounts and their investors, as described more fully in Section 8(b)).

(b) Each of the Adviser, the Company and the Operating Partnership acknowledges and agrees that, notwithstanding anything to the contrary contained herein, (i) Affiliates of the Adviser sponsor, advise and/or manage Other Apollo Accounts and may in the future sponsor, advise and/or manage additional Other Apollo Accounts and (ii) with respect to Other Apollo Accounts with investment objectives or guidelines that overlap with the Company’s, the Adviser and its Affiliates will allocate investment opportunities among the Company and such Other Apollo Accounts in accordance with Apollo’s prevailing policies and procedures on a basis that the Adviser and its Affiliates determine to be reasonable in their sole discretion, and there may be circumstances where investments that are consistent with the Company’s Investment Guidelines may be shared with or allocated to one or more Other Apollo Accounts (in lieu of the Company) in accordance with Apollo’s prevailing policies and procedures.

(c) In connection with the services of the Adviser hereunder, the Company, the Operating Partnership and the Board acknowledge and/or agree that (i) as part of Apollo’s regular businesses, personnel of the Adviser and its Affiliates may from time-to-time work on other projects and matters (including with respect to one or more Other Apollo Accounts), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more Other Apollo Accounts and/or the Adviser and such other Affiliates, (ii) unless prohibited by the Charter, Other Apollo Accounts may invest, from time to time, in investments in which the Company also invests (including at a different level of an issuer’s capital structure (e.g., an investment by an Other Apollo Account in a debt or mezzanine interest with respect to the same portfolio entity in which the Company owns an equity interest or vice versa) or in a different tranche of equity or debt with respect to an issuer in which the Company has an interest) and while

Apollo will seek to resolve any such conflicts in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Apollo Accounts generally, such transactions are not required to be presented to the Board or any committee thereof for approval (unless otherwise required by the Charter or Investment Guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor, (iii) the Company will from time to time pay fees to the Adviser and its Affiliates, including portfolio entities of Other Apollo Accounts, for providing various services described in the Prospectus (collectively, “Services”), which fees will be in addition to the compensation paid to the Adviser pursuant to Section 10 hereof, (iv) the Adviser and its Affiliates will from time to time receive fees from portfolio entities or other issuers for providing Services, including with respect to Other Apollo Accounts and related portfolio entities, and while such fees will give rise to conflicts of interest the Company will not receive the benefit of any such fees and (v) the terms and conditions of the governing agreements of such Other Apollo Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other Apollo Accounts) are materially different from the terms and conditions applicable to the Company and the Stockholders, and none of the Company, the Operating Partnership or the Stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Apollo Accounts as a result of an investment in the Company or otherwise. The Adviser shall keep the Board reasonably informed on a periodic basis in connection with the foregoing.

(d) The Adviser is not permitted to consummate on the Company’s behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Apollo, any Other Apollo Account or any of their Affiliates unless such transaction is approved by a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in such transaction as being fair and reasonable to the Company. In addition, for any such acquisition by the Company, the Company’s purchase price will be limited to the cost of the property to the Affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the property as determined by an Independent Appraiser. In addition, the Company may enter into Joint Ventures with Other Apollo Accounts, or with Apollo, the Adviser, one or more Directors, or any of their respective Affiliates, only if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and on substantially the same, or no less favorable, terms and conditions as those received by other Affiliate joint venture partners. The Adviser will seek to resolve any conflicts of interest in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Apollo Accounts generally, but only those transactions set forth in this Section 8(d) will be expressly required to be presented for approval to the Independent Directors or any committee thereof (unless otherwise required by the Charter or the Investment Guidelines).

(e) It is acknowledged and understood that none of the Company, the Operating Partnership or the Board has the authority to determine the salary, bonus or any other compensation paid by the Adviser to any director, manager, officer, member, partner, employee, or stockholder of the Adviser or its Affiliates, including any person who is also a director or officer of the Company.

Section 9. Relationship with Directors and Officers. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, officers, directors, managers, partners and employees of the Adviser or an Affiliate of the Adviser or any corporate parent of an Affiliate, may serve as a Director or officer of the Company, except that no director, manager, officer or employee of the Adviser or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Directors, and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Charter. For so long as this Agreement is in effect, the Adviser shall have the right to designate for nomination, subject to the approval of such nomination by the Board, three Directors who are Affiliated with the Adviser to the slate of Directors to be voted on by the stockholders at the Company’s annual meeting of stockholders; provided, however, that, in the event the number of Directors is decreased to a number less than seven, such number of director designees shall be reduced as necessary by a number that will result in a majority of the Directors being Independent Directors. Furthermore, the Board shall consult with the Adviser in connection with (i) its selection of each Independent Director for nomination to the slate of Directors to be voted on at the annual meeting of stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any Director.

Section 10. Management Fee.

(a) Commencing on the closing of the Company’s first investment, the Company will pay the Adviser a management fee (the “Company Management Fee”) equal to (i) 1.25% of NAV attributable to Class S Common Shares, Class D Common Shares and Class I Common Shares then outstanding; (ii) 1.00% of NAV attributable to Class F-S Common Shares, Class F-D Common Shares, Class F-I Common Shares and Class A-I Common Shares then outstanding; (iii) 1.00% of NAV attributable to the Class A-II Common Shares then outstanding; provided that, for the period from April 1, 2023 through September 1, 2026, this Company Management Fee will be reduced to 0.92% of NAV attributable to the Class A-II Common Shares then outstanding; and (iv) 1.00% of NAV attributable to the Class A-III Common Shares then outstanding; provided that, for the period from April 1, 2023 through January 2, 2027, this Company Management Fee will be reduced to 0.85% of NAV attributable to the Class A-III Common Shares then outstanding, in each case, per annum payable monthly, before giving effect to any accruals for the Management Fee, the Stockholder Servicing Fee, the Performance Allocation (as defined in the Operating Partnership Agreement) or any Distributions. Commencing on the closing of the Company’s first investment, the Operating Partnership will pay the Adviser a management fee (the “OP Management Fee” and, together with the Company Management Fee, the “Management Fee”) equal to (v) 1.25% of the net asset value of the Operating Partnership attributable to Class S units, Class D units and Class I units then outstanding held by unitholders other than the Company; (vi) 1.00% of the net asset value of the Operating Partnership attributable to Class F-S units, Class F-D units, Class F-I units and Class A-I units then outstanding held by unitholders other than the Company; (vii) 1.00% of the net asset value of the Operating Partnership attributable to Class A-II units then outstanding held by unitholders other than the Company; provided that, for the period from April 1, 2023 through September 1, 2026, this OP Management Fee will be reduced to 0.92% of the net asset value of the Operating Partnership attributable to

Class A-II units then outstanding held by unitholders other than the Company; and (viii) 1.00% of the net asset value of the Operating Partnership attributable to Class A-III units then outstanding held by unitholders other than the Company, provided that, for the period from April 1, 2023 through January 2, 2027, this OP Management Fee will be reduced to 0.85% of the net asset value of the Operating Partnership attributable to Class A-III units then outstanding held by unitholders other than the Company, in each case, per annum payable monthly. Notwithstanding the foregoing, no Management Fee shall be paid on Class E Common Shares or Class E units of the Operating Partnership. The Adviser shall receive the Management Fees as compensation for services rendered hereunder.

(b) The Company Management Fee may be paid, at the Adviser’s election, in cash or cash equivalent aggregate NAV amounts of Class E Common Shares or Class E units of the Operating Partnership. The OP Management Fee may be paid, at the Adviser’s election, in cash or cash equivalent aggregate NAV amounts of Class E units of the Operating Partnership. If the Adviser elects to receive any portion of its Management Fee in Class E Common Shares or Class E units of the Operating Partnership, the Adviser may elect to have the Company or the Operating Partnership repurchase such Class E Common Shares or Class E units of the Operating Partnership from the Adviser at a later date. Class E Common Shares and Class E units of the Operating Partnership obtained by the Adviser will not be subject to the repurchase limits of the Company’s share repurchase plan. The Operating Partnership will repurchase any such Operating Partnership units for cash unless the Board determines that any such repurchase for cash would be prohibited by applicable law or the Charter, in which case such Operating Partnership units will be repurchased for the Company’s Class E Common Shares with an equivalent aggregate NAV.

(c) In the event this Agreement is terminated or its term expires without renewal, the Adviser will be entitled to receive its prorated Management Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(d) In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company and the Operating Partnership will pay the Adviser the Management Fee from the proceeds of the liquidation.

Section 11. Expenses.

(a) As required by the NASAA REIT Guidelines, the cumulative Selling Commissions, Stockholder Servicing Fees and Organization and Offering Expenses paid by the Company will not exceed 15.0% of Gross Proceeds from the sale of Shares in an Offering.

(b) Subject to Sections 4(e) and 11(c), the Adviser shall be responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to the Company pursuant to this Agreement (including, without limitation, each of the officers of the Company and any Directors who are also directors, officers or employees of the Adviser or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (“Adviser Expenses”).

(c) In addition to the compensation paid to the Adviser pursuant to Section 10 hereof, the Company or the Operating Partnership shall pay all of its costs and expenses directly or reimburse the Adviser or its Affiliates for costs and expenses of the Adviser and its Affiliates incurred on behalf of the Company, other than Adviser Expenses. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company or the Operating Partnership are not Adviser Expenses and shall be paid by the Company or the Operating Partnership and shall not be paid by the Adviser or Affiliates of the Adviser:

(i) Organization and Offering Expenses; provided that within 60 days after the end of the month in which an Offering terminates, the Adviser shall reimburse the Company to the extent that the Organization and Offering Expenses, Selling Commissions, and Stockholder Servicing Fees borne by the Company exceed 15.0% of the Gross Proceeds raised in the completed Offering;

(ii) Acquisition Expenses, subject to limitations set forth in the Charter;

(iii) fees, costs and expenses in connection with the issuance and transaction costs incident to the trading, settling, disposition and financing of the Investments of the Company and the Operating Partnership (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, settling, monitoring or disposing of actual or potential investments;

(iv) the actual cost of goods and services used by the Company and the Operating Partnership and obtained from Persons not Affiliated with the Adviser, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of Investments;

(v) all fees, costs and expenses of legal, tax, accounting, consulting, auditing (including internal audit), finance, administrative, investment banking, capital market, transfer agency, escrow agency, custody, prime brokerage, asset management, property management, data or technology services and other non-investment advisory services rendered to the Company or the Operating Partnership by the Adviser or its Affiliates in compliance with Section 4(e) including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans and insurance with respect to all personnel of the Adviser other than those who provide investment advisory services to the Company or serve as officers of the Company, as described above;

(vi) expenses of managing and operating the Company’s and the Operating Partnership’s Real Properties and Real Estate-Related Assets, whether payable to an Affiliate of the Adviser or a non-Affiliated Person;

(vii) the compensation and expenses of the Directors (excluding those directors who are officers, directors, managers, partners or employees of the Adviser) and the cost of liability insurance to indemnify the Company’s Directors and officers, which may include the Company’s allocable share of the cost of insurance to indemnify the Company’s Directors and officers under a universal policy covering directors and officers of the Adviser and its Affiliates;

(viii) interest and fees and expenses arising out of borrowings made by the Company, including, but not limited to, costs associated with the establishment and maintenance of any of the Company’s credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s securities offerings;

(ix) expenses connected with communications to holders of the Company’s securities or securities of the subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar, expenses in connection with the listing and/or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to the Stockholders and proxy materials with respect to any meeting of the Stockholders and any other reports or related statements;

(x) the Company’s allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Adviser, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;

(xi) the Company’s allocable share of expenses incurred by officers, directors, managers, partners employees, personnel and agents of the Adviser for travel on the Company’s behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an Investment;

(xii) expenses relating to compliance-related matters and regulatory filings relating to the Company’s activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the U.S. Commodity Futures Trading Commission, reports, disclosures, and/or other regulatory filings of the Adviser and its Affiliates relating to the Company’s activities (including the Company’s pro rata share of the costs of the Adviser and its Affiliates of regulatory expenses that relate to the Company and Other Apollo Accounts));

(xiii) the costs of any litigation involving the Company or the Operating Partnership or their assets and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Company;

(xiv) all taxes and license fees;

(xv) all insurance costs incurred in connection with the operation of the Company’s business, which may include the Company’s allocable share of the cost of insurance under a universal policy covering the Adviser and its Affiliates, except for the costs attributable to any separate insurance that the Adviser elects to carry for itself and its personnel;

(xvi) expenses of managing, improving, developing, operating and selling Investments, whether payable to an Affiliate of the Adviser or a non-Affiliated Person;

(xvii) expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities, including, without limitation, in connection with any distribution reinvestment plan;

(xviii) any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or the Operating Partnership, or against any Director or officer of the Company or in his or her capacity as such for which the Company is required to indemnify such Director or officer by any court or governmental agency;

(xix) expenses incurred in connection with the formation, organization and continuation of any corporation, partnership, Joint Venture or other entity through which the Company’s investments are made or in which any such entity invests; and

(xx) expenses incurred related to industry association memberships or attending industry conferences on behalf of the Company.

(d) The Adviser may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(e) Any reimbursement payments owed by the Company to the Adviser shall be reimbursed no less than monthly to the Adviser.

(f) Any reimbursement payments owed by the Company to the Adviser may be offset by the Adviser against amounts due to the Company from the Adviser. Cost and expense reimbursement to the Adviser shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.

(g) Notwithstanding the foregoing, the Adviser shall pay for all Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) incurred prior to the first anniversary of the Commencement Date. All Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) paid by the Adviser pursuant to this Section 11(g) shall be reimbursed by the Company to the Adviser in 60 equal monthly installments commencing with the first anniversary of the Commencement Date.

(h) Notwithstanding the foregoing, the Adviser shall pay for certain of the Company’s operating expenses through the first anniversary of the Commencement Date. All such operating expenses paid by the Adviser pursuant to this Section 11(h) shall be reimbursed by the Company to the Adviser in 60 equal monthly installments commencing with the first anniversary of the Commencement Date.

Section 12. Other Services. Should the Board request that the Adviser or any director, officer, manager or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Adviser and the Independent Directors, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.

Section 13. Reimbursement to the Adviser. Commencing upon the earlier to occur of four fiscal quarters after (i) the Corporation’s acquisition of its first asset or (ii) six months after the Commencement Date, the Company shall not reimburse the Adviser at the end of any fiscal quarter for Total Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2.0% of Average Invested Assets or 25.0% of Net Income (the “2%/25% Guidelines”) for such four fiscal quarters unless the Independent Directors determine that such Excess Amount was justified, based on unusual and nonrecurring factors that the Independent Directors deem sufficient. If the Independent Directors do not approve such Excess Amount as being so justified, the Adviser shall reimburse the Company the amount by which the Total Operating Expenses exceeded the 2%/25% Guidelines. If the Independent Directors determine such Excess Amount was justified, then, within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Adviser, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the Securities and Exchange Commission within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

Section 14. No Joint Venture. The Company and the Operating Partnership, on the one hand, and the Adviser on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

Section 15. Term of Agreement. This Agreement shall continue in force for a period of one year from the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Adviser annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

Section 16. Termination by the Parties. This Agreement may be terminated (i) immediately by the Company or the Operating Partnership for Cause or upon the bankruptcy of the Adviser; or (ii) upon 60 days’ written notice without Cause or penalty by a majority vote of the Independent Directors; or (iii) upon 60 days’ written notice by the Adviser. The provisions of Sections 18 through 22 survive termination of this Agreement.

Section 17. Assignment to an Affiliate. This Agreement may be assigned by the Adviser to an Affiliate of the Adviser with the approval of a majority of the Directors (including a majority of the Independent Directors). The Adviser may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company or the Operating Partnership without the approval of the Adviser, except in the case of an assignment by the Company or the Operating Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change in Control or sale of all or substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding on any successor to the Adviser.

Section 18. Payments to and Duties of Adviser Upon Termination.

(a) After the Termination Date, the Adviser shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.

(b) The Adviser shall promptly upon termination:

(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Adviser; and

(iv) cooperate with, and take all reasonable actions requested by, the Company and Board in making an orderly transition of the advisory function.

Section 19. Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership shall indemnify and hold harmless the Adviser and its Affiliates, including their respective officers, directors, managers, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland, the Charter or the provisions of Section II.G of the NASAA REIT Guidelines.

Section 20. Indemnification by Adviser. The Adviser shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Adviser’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Adviser shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Adviser.

Section 21. Non-Solicitation. In the event of a termination without Cause of this Agreement by the Company pursuant to Section 16(iii) hereof, for two years after the Termination Date, the Company shall not, without the consent of the Adviser, employ or otherwise retain any employee of the Adviser or any of its Affiliates or any person who has been employed by the Adviser or any of its Affiliates at any time within the two year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Adviser may be entitled to equitable relief for any violation of this Section 21 by the Company, including, without limitation, injunctive relief.

Section 22. Miscellaneous.

(a) Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail, by electronic mail or posted on a password protected website maintained by the Adviser and for which the Company has received access instructions by electronic mail, when posted, using the contact information set forth herein:

The Company:

Apollo Realty Income Solutions, Inc.

c/o Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

Attention: Jessica Lomm, Secretary

Email: jlomm@apollo.com

with required copies (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Andrew S. Epstein; Jason D. Myers

Email: andrew.epstein@cliffordchance.com;

jason.myers@cliffordchance.com

The Adviser:

ARIS Management, LLC

9 West 57th Street, 42nd Floor

New York, New York 10019

Attention: Jessica Lomm

Email: jlomm@apollo.com

with required copies (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Andrew S. Epstein; Jason D. Myers

Email: andrew.epstein@cliffordchance.com;

jason.myers@cliffordchance.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22(a).

(b) Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c) Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d) Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such party and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f) Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g) Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h) Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 23. Initial Investment. The Adviser or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for the initial issuance of Shares of the Company. The Adviser or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Adviser acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Adviser or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Adviser nor its Affiliates shall vote any Shares they now own, or hereafter acquire, or consent that such Shares be voted, on matters submitted to the Stockholders regarding (i) the removal of ARIS Management, LLC as the Adviser; (ii) the removal of any member of the Board; or (iii) any transaction by and between the Company and the Adviser, a member of the Board or any of their Affiliates.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Advisory Agreement as of the date and year first above written.

Apollo Realty Income Solutions, Inc.

By:	/s/ John Calace
Name: John Calace
Title: Chief Financial Officer, Treasurer and Secretary

ARIS Operating Partnership L.P.

By:	Apollo Realty Income Solutions, Inc., as general partner

By:	/s/ John Calace
Name: John Calace
Title: Chief Financial Officer, Treasurer and Secretary

ARIS Management, LLC

By:	/s/ John Calace
Name: John Calace
Title: Vice President

[Signature Page to Second Amended and Restated Advisory Agreement]